UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2010

FIRST MERCURY FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-33077	38-3164336
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29110 Inkster Road Suite 100 Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 762-6837

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 24, 2010, First Mercury Financial Corporation (the “Company”) announced that it had declared a dividend of $0.025 per share on August 19, 2010 to be paid on September 30, 2010 to shareholders of record at the close of business on September 15, 2010. In addition, the Board of Directors has authorized the extension of the Company’s existing Share Repurchase Program through August 19, 2011. The Program authorizes the repurchase of up to 1.0 million shares of outstanding common stock. Purchases under the share repurchase program may be made at the Company’s discretion, subject to market conditions, in the open market, in privately-negotiated transactions or otherwise, including pursuant to one or more plans adopted under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The share repurchase program may be modified or discontinued at any time. A copy of the press release describing these events is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Exhibits

99.1 Press Release issued by the Company dated August 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST MERCURY FINANCIAL CORPORATION

DATE: August 24, 2010	BY: /s/ John A. Marazza
John A. Marazza
Executive Vice President, Chief Financial Officer and Corporate Secretary